EXHIBIT 24
Annual Report on Form 10-K

RESOLVED, that the Corporation’s Annual Report to the Securities and Exchange Commission (the “SEC”) on Form 10-K (the “Form 10-K”) in the form previously circulated to the Board in preparation for this meeting be, and it hereby is, approved with such changes as the Chief Executive Officer, Chief Financial Officer, any Senior Vice President, any Vice President, the Secretary or the Corporation’s counsel (“Authorized Persons”) shall approve, the execution and filing of the Form 10- K with the SEC to be conclusive evidence of such approval;
FURTHER RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to file with the SEC the Form 10-K and any amendments thereto on Form 10-K/A and/or any other applicable form; and
FURTHER RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to take all such further actions as in their judgment may be necessary or advisable to accomplish the purposes of the foregoing resolutions.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation (the “Corporation”), which anticipates filing an Annual Report on Form 10-K with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints WILLIAM A. WULFSOHN, PETER J. GANZ, MICHAEL S. ROE and JENNIFER I. HENKEL, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  November 21, 2016

/s/ William A. Wulfsohn	/s/ Barry W. Perry
William A. Wulfsohn, Chairman of the Board	Barry W. Perry, Director
and Chief Executive Officer
(Principal Executive Officer)

/s/ J. Kevin Willis	/s/ Mark C. Rohr
J. Kevin Willis, Senior Vice President	Mark C. Rohr, Director
and Chief Financial Officer
(Principal Financial Officer)

/s/ J. William Heitman	/s/ George A. Schaefer, Jr.
J. William Heitman, Vice President	George A. Schaefer, Jr., Director
and Controller
(Principal Accounting Officer)

/s/ William G. Dempsey	/s/ Janice J. Teal
William G. Dempsey, Director	Janice J. Teal, Director

/s/ Stephen F. Kirk	/s/ Brendan M. Cummins
Stephen F. Kirk, Director	Brendan M. Cummins, Director

/s/ Vada O. Manager	/s/ Michael J. Ward
Vada O. Manager, Director	Michael J. Ward, Director